Exhibit 99.1

PRESS RELEASE

*FOR IMMEDIATE RELEASE*



                          LEXINGTON B&L FINANCIAL CORP.
                    COMPLETES MERGER OF BANKING SUBSIDIARIES

      Lexington, Missouri, April 9, 2001 -- Lexington B&L Financial Corp. (NASDAQ SmallCap: LXMO) announced today that it has completed the merger of its two banking subsidiaries, B&L Bank and Lafayette County Bank of Lexington/Wellington. B&L Bank, which was the surviving institution in the merger, now operates from three offices and has over $100 million in assets.

      "The merger of our two banking subsidiaries coincides with the our relocation to our new headquarters building," said Erwin Oetting, Jr., President and Chief Executive Officer of the Company. "We expect this consolidation to improve our operating efficiencies and to enable all of our customers to enjoy the benefits of our new main office."

      Lexington B & L Financial Corp. is the holding company for B & L Bank headquartered in Lexington, Missouri. At December 31, 2000, the Corporation had total assets of $109.5 million and stockholders' equity of $14.2 million.


For further information contact:

Erwin Oetting, Jr.
President and CEO
B&L Bank
(660) 259-2247